         Incentive Stock Option Agreement ("Agreement") between VCS Technologies, Inc., a Delaware Corporation (the "Company"), and the key employee of the Company identified below in Section 1 (the "Optionee").

1 Summary of the Principal Terms of Grant:

GRANT DATE:
                             --------------

OPTIONEE:
                             --------------

NUMBER OF SHARES:
                             --------------

EXERCISE PRICE:
                             --------------

2 Purpose of Agreement. The Company, through its Board of Directors (the "Board"), has determined that in order to attract and retain key personnel for positions of substantial responsibility, to provide additional incentive to employees of the Company and to promote the success of the Company's business, it must offer key employees of the Company a chance to participate financially in the success of the Company by developing an equity interest in the Company. As a result, the Company adopted the VCS Technologies, Inc. 1997 Incentive Stock Option Plan (the "Plan"), the terms and conditions of which are incorporated herein by this reference. Capitalized terms not otherwise defined in this Agreement shall have the same meaning as ascribed to them in the Plan. By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company an option to purchase shares of common stock of the Company ("Common Stock").

3 Grant of Incentive Stock Option. Subject to the terms and conditions of this Agreement and those contained in the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate number of shares of Common Stock described in Section 1 above (the Option Shares"). The Option granted hereunder shall be an Incentive Stock Option, as defined in Section 422 of the Internal Revenue Code and as described in the Plan.

4 Exercise Price. The price to be paid for the Option Shares (the "Exercise Price") is as inserted in Section 1 above. The Exercise Price is not less than the Fair Market Value of the Optioned Shares on the Grant Date, or, in the event the Optionee, on the Grant Date, owns ten percent (10%) or more of the Common Stock, as such amount is calculated under Section 422A(b)(6) of the internal Revenue Code, as amended ("Code"), not less than one hundred and ten percent (110%) of the Fair Market Value of the Optioned Shares.

5 Vesting of Option. Optionee's right to acquire the Option Shares pursuant to the exercise of an Option will vest as to twenty-five percent (25%) of the Option Shares on the first anniversary of this Agreement, and as to the remaining seventy-five percent (75%) of the Option Shares, in equal monthly increments over the thirty-six (36) month period after the first anniversary of this Agreement. As provided in the Plan, the Board may waive the foregoing vesting provisions in whole or in part at any time based on such factors as the Board determines in its sole discretion.

6 Exercise of Option and Payment of Exercise Price. Subject to the terms and conditions of this Agreement and those of the Plan, the Option may be exercised by completing, signing and delivering to the Company a written notice ("Notice") in the form attached hereto as Exhibit "A". The notice from Optionee shall be accompanied by payment of the full Purchase Price of such Option Shares in cash or by personal, cashier's or certified check.

7 Termination of Option. Except as otherwise provided herein, the Option, to the extent not exercised, will terminate upon the first to occur of the following:
(i) the date on which the Optionee ceases to be employed by the Company and expiration of any applicable post-termination exercise periods provided by the Plan; (ii) upon the anniversary of ten years from the Grant Date; or (iii) as otherwise provided in the Plan.

8 Stock Certificates. The Company will deliver a certificate or certificates representing any shares of Common Stock acquired upon the exercise of an Option as soon as practicable after receipt of the Notice and payment. The certificates for such shares will be registered in the name of the Optionee; if Optionee requests in the Notice, the certificate will be registered in the name of the Optionee and another person jointly, as joint tenants with right of survivorship. If the Option is exercised by the legal representative of Optionee's estate, or by any person or persons who acquires the Option directly from Optionee as a result of Optionee's death, whether by bequest, inheritance, or otherwise or pursuant to a qualified domestic relations order, the Notice will be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

9 Company's Right of First Purchase. For so long as the Common Stock is not Publicly Traded, any shares of Common Stock issued upon the exercise of an Option will be subject to the Company's right of first purchase, all as described in the Plan.

10       Legends on Share Certificates.

         10.1 For so long as the Common Stock is not Publicly Traded, in addition to any other legends which may be prescribed by law, the following legend (or substantially the following legend) will appear on each certificate representing the Common Shares issued upon the exercise of each Option:

                  "The Securities represented by this Certificate have been issued and are being held pursuant to the 1997 Incentive Stock Option Plan of VCS Technologies, Inc., and may only be transferred, sold or otherwise disposed of pursuant to the terms thereof."

         10.2 For so long as the Common Stock is not Publicy Traded, the certificates representing the Common shares may, at the absolute discretion of the Company, be subject to a stop transfer order, and bear the following or substantially similar legend and such other legends as may be required by the
Company:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

11 Taxes. Optionee agrees, no later than the date as of which the value of any Option granted or shares acquired pursuant to this Agreement first becomes includible in the gross income of the Optionee for federal income tax purposes, to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option or such shares. The obligations of the Company under this Agreement are conditioned on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee.

12 Nontransferability of Option. The Option is non-transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and the Option may be exercised during the lifetime of Optionee only by the Optionee.

13 Optionee Not a Shareholder; No Right to Employment. The Optionee is not, for any purposes, a shareholder of the Company with respect to any of the Option Shares until such time as the Option is exercised and the Option Share issued to the Optionee. The receipt of an Option does not give the optionee any right to continued employment by the Company for any period, nor will the granting of the Option or the issuance of shares on exercise thereof give the Company any right to the continued services of the optionee for any period

14 Disputes or Disagreements. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement will be final, binding and conclusive.

15 Action Taken In Good Faith. No member of the Board, nor any officer or employee of the Company acting on behalf of the Board will be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Agreement.

16 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17 Binding Effect. This Agreement is binding upon, and will inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer effective as of the Grant Date set forth in Section 1 above.

                                        VCS Technologies, Inc.

                                        By:
                                             ----------------------------------
                                             William E. Wheaton, III
                                             President

                                    EXHIBIT A

                         IRREVOCABLE NOTICE OF EXERCISE

VCS Technologies, Inc.
456 Glenbrook Road
Stamford, CT 06906
tel:     (203) 327-3332
fax:     (203) 327-3727

         I hereby exercise my option(s), granted by VCS Technologies, Inc. (the "Company"), to acquire shares of the common stock, $0.001 par value, of the Company (the "Shares"), in accordance with the terms and conditions of the Incentive Stock Option Agreement(s) described below and issued pursuant to the VCS Technologies, Inc., 1997 Incentive Stock Option Plan.


                                    Number of Incentive
                                    Stock Options             Number of Nonqualified
         Date of Grant              Exercised                 Options Exercised                  Option Price


         -------------              ----------------          ------------------                 ------------

         -------------              ----------------          ------------------                 ------------

         -------------              ----------------          ------------------                 ------------



         I intend to pay for such shares in the following manner:

         / /      Enclosed cash or check in the amount of
                  $               in full payment for such shares.
                    --------------

         / / Cashless exercise (also attach Irrevocable Instructions to Broker and Company)

         / /      Other suitable form of payment:
                                                 -------------------------------

                  --------------------------------------------------------------

         Dated this          day of                                      , 19  .
                    --------        -------------------------------------    ---



                                                 OPTIONEE:

                                                 -------------------------------
                                                 (Signature)

                                                 (Print Name)